UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 29, 2011

MILLER INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	001-14124	62-1566286
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8503 Hilltop Drive, Ooltewah, Tennessee	37363
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(423) 238-4171

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On Friday, May 29, 2011, Miller Industries, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) in Dalton, Georgia.  As of the record date, April 5, 2011, there were 11,821,050 shares of common stock entitled to vote at the Annual Meeting.  There were present at the Annual Meeting, in person or by proxy, holders of 9,163,604 shares representing 77.52% of the common stock entitled to vote at the Annual Meeting.

The purpose of the Annual Meeting was to elect the following directors to hold office for a term of one year.  The shareholders elected all of the following directors with the vote on the matter being reflected as follows:

Name	For	Withheld	Non-Votes
Theodore H. Ashford III	8,640,007	523,597	0
Jeffrey I. Badgley	8,790,615	372,989	0
A. Russell Chandler, III	8,627,710	534,434	0
William G. Miller	7,620,965	1,542,639	0
Richard H. Roberts	8,629,329	534,275	0

The purpose of the meeting was also to vote on a non-binding resolution to approve the compensation of the Company’s named executive officers.  The shareholders voted, on an advisory basis, in favor of the non-binding resolution with the vote on the matter being reflected as follows:

Vote Type	Number of Votes
For	8,489,834
Against	660,353
Abstain	13,417
Non-Votes	0

The purpose of the meeting was also to vote on a non-binding resolution to determine the frequency (every one, two or three years) of future advisory votes on executive compensation.  The shareholders voted, on an advisory basis, in favor of holding future advisory votes every year with the vote on the matter being reflected as follows:

Vote Type	Number of Votes
One Year	8,490,397
Two Years	9,356
Three Years	654,215
Abstain	9,636
Broker Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLER INDUSTRIES, INC.
(Registrant)

	By:	/s/ Frank Madonia
Frank Madonia
Executive Vice President, General Counsel and Secretary

Date: June 2, 2011